UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): March 4, 2008

SEMGROUP ENERGY PARTNERS, L.P.

(Exact name of Registrant as specified in its charter)

DELAWARE	001-33503	20-8536826
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

Two Warren Place 6120 South Yale Avenue, Suite 500 Tulsa, Oklahoma	74136
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (918) 524-5500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On March 5, 2008, SemGroup Energy Partners, L.P. (the “Partnership”) issued a press release announcing its financial results for the quarter ended December 31, 2007 and pre- and post-IPO results for the year ended December 31, 2007. The financial results for the year ended December 31, 2007 include the results of the Partnership’s predecessor for a portion of the year as more fully described in the press release. A copy of the press release is furnished as Exhibit 99.1 to this Current Report and is incorporated herein in its entirety by reference. In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The press release includes the non-generally accepted accounting principles (“non-GAAP”) financial measures of EBITDA and distributable cash flow. The press release provides reconciliations of these non-GAAP financial measures to their most directly comparable financial measure calculated and presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”). The Partnership’s non-GAAP financial measures should not be considered as alternatives to GAAP measures such as net income, operating income, net cash flows provided by operating activities or any other GAAP measure of liquidity or financial performance.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 15, 2008, the Partnership filed a Current Report on Form 8-K announcing the appointment of Jerry Parsons as Executive Vice President—Asphalt Operations of SemGroup Energy Partners G.P., L.L.C., the Partnership’s general partner (the “General Partner”), to be effective upon the completion of the Partnership’s acquisition of certain liquid asphalt cement assets from SemMaterials, L.P., a subsidiary of SemGroup, L.P. The acquisition of the liquid asphalt cement assets was completed on February 20, 2008. On March 4, 2008, Mr. Parsons entered into an employment agreement with the General Partner substantially in the form attached as Exhibit 10.6 to the Partnership’s registration statement on Form S-1 (Reg. No. 333-141196) filed with the Securities and Exchange Commission in connection with the Partnership’s initial public offering. Pursuant to this employment agreement, Mr. Parsons will be paid an initial annual base salary of $250,000. The employment agreement and the corresponding base salary amount was approved by the compensation committee of the board of directors of the General Partner.

The employment agreement has a two year term and will renew automatically for additional one year terms unless either party gives 90 days prior notice. In addition, Mr. Parsons is eligible for discretionary bonus awards and long-term incentives which may be made from time to time in the sole discretion of the board of directors of the General Partner. The employment agreement also provides that Mr. Parsons is eligible to participate in any employee benefit plans maintained by the General Partner and is entitled to reimbursement for certain out-of-pocket expenses. Mr. Parsons has agreed not to disclose any confidential information obtained by him while employed under the agreement. In addition, the employment agreement contains payment obligations that may be triggered by a termination after a Change of Control as described below.

Under the employment agreement, the General Partner may be required to pay certain amounts upon a Change of Control of the Partnership or the General Partner or upon the termination of Mr. Parsons in certain circumstances. Except in the event of termination for Cause, termination by Mr. Parsons other than for Good Reason, or termination after the expiration of the term of the employment agreement, the employment agreement provides for payment of any unpaid base salary and vested benefits under any incentive plans, a lump sum payment equal to twelve months of base salary and continued participation in the General Partner’s welfare benefit programs for the longer of the remainder of the term of the employment agreement or one year after termination. Upon such an event, Mr. Parsons would be entitled to a lump sum payment of $250,000, in addition to continued participation in the General Partner’s welfare benefit programs and the amounts of unpaid base salary and benefits under any incentive plans.

If within one year after a Change of Control occurs Mr. Parsons is terminated by the General Partner without Cause or Mr. Parsons terminates the agreement for Good Reason, he will be entitled to payment of any unpaid base salary and vested benefits under any incentive plans, a lump sum payment equal to 24 months of base salary and continued participation in the General Partner’s welfare benefit programs for the longer of the remainder of the term of the employment agreement or one year after termination. Upon such an event, Mr. Parsons would be entitled to a lump sum payment of $500,000, in addition to continued participation in the General Partner’s welfare benefit programs and the amounts of unpaid base salary and benefits under any incentive plans.

For purposes of the employment agreement:

“Cause” means (i) conviction of the officer by a court of competent jurisdiction of any felony or a crime involving moral turpitude; (ii) the officer’s willful and intentional failure or willful intentional refusal to follow reasonable and lawful instructions of the board of directors of the General Partner; (iii) the officer’s material breach or default in the performance of his obligations under the employment agreement; or (iv) the officer’s act of misappropriation, embezzlement, intentional fraud or similar conduct involving the General Partner.

“Good Reason” means (i) a material reduction in the officer’s base salary; (ii) a material diminution of the officer’s duties, authority or responsibilities as in effect immediately prior to such diminution; or (iii) the relocation of the officer’s principal work location to a location more than 50 miles from its current location.

“Change of Control” means any of the following events: (i) any person or group other than SemGroup, L.P. and its affiliates, shall become the beneficial owner, by way of merger, consolidation, recapitalization, reorganization or otherwise, of 50% or more of the combined voting power of the equity interests in the Partnership or in the General Partner; (ii) the Partnership’s limited partners approve, in one or a series of transactions, a plan of complete liquidation of the Partnership; (iii) the sale or other disposition by either the General Partner or the Partnership of all or substantially all of the assets of the General Partner or the Partnership in one or more transactions to any person other than the General Partner and its affiliates; or (iv) a transaction resulting in a person other than the General Partner or an affiliate of the General Partner being the general partner of the Partnership.

Item 8.01.	Other Events.

On March 5, 2008, the Partnership issued a press release announcing that it closed the exercise of the over-allotment option granted to the underwriters in connection with its recent public offering of common units. The underwriters exercised the option in full for an additional 900,000 common units at a price of $23.90 per unit, less the underwriting discount. The exercise of the over-allotment option resulted in net proceeds to the Partnership of approximately $20.6 million. In addition, the General Partner contributed approximately $0.4 million to maintain its 2% general partner interest in the Partnership. These proceeds will be utilized by the Partnership to reduce outstanding borrowings under its credit facility. A copy of the press release is filed as Exhibit 99.2 to this Current Report.

Neither this Current Report, nor the attached press release, constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state in which such offer, sale or solicitation would be unlawful prior to registration or qualification under the securities law in any such state. A registration statement relating to these securities has been filed with, and declared effective by, the Securities and Exchange Commission.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached Exhibit 99.1 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Exchange Act.

EXHIBIT NUMBER	DESCRIPTION
99.1	— Press release dated March 5, 2008.

99.2	— Press release dated March 5, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMGROUP ENERGY PARTNERS, L.P.

	By:	SemGroup Energy Partners G.P., L.L.C.
its General Partner

Date: March 6, 2008	By:	/s/ Alex G. Stallings
Alex G. Stallings
Chief Accounting Officer

INDEX TO EXHIBITS

EXHIBIT NUMBER	DESCRIPTION
99.1	— Press release dated March 5, 2008.

99.2	— Press release dated March 5, 2008.